Exhibit (j) under Form N-1A
                                          Exhibit (23) under Item 601/Reg. S0K


INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 2-33490 on Form N-1A of our report dated May 7, 2002 relating to the financial statements of Federated Fund for U.S. Government Securities, Inc. for the year ended March 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



/s/ Deloitte and Touche LLP
                                          Deloitte and Touche LLP


Boston, Massachusetts
May 27, 2002